EXHIBIT 99.1
For details contact:
Larry Thede
Phone (720)283-2450
E-mail: ir@udrt.com
www.udrt.com

PRESS RELEASE
For Immediate Release
UNITED DOMINION REALTY TRUST, INC. ANNOUNCES
FOURTH QUARTER 2006 RESULTS
RICHMOND, VA. (January 29, 2007) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $63.4 million for the quarter ended December 31, 2006, compared to FFO of $66.1 million for the same period a year ago. The results produced FFO of $0.43 per share (diluted), compared to FFO of $0.44 per share (diluted), for the same period a year ago. For the full year, the Company reported Funds From Operations of $248.2 million, or $1.68 per share (diluted), compared to FFO of $242.0 million, or $1.61 per share (diluted), for the prior year.
“2006 was another strong year for UDR, marked by robust growth in revenue and net operating income and dramatic expansion of our development and redevelopment pipeline,” stated Thomas W. Toomey, President and Chief Executive Officer. “Our full year same store revenue growth of 6.0% and net operating income growth of 8.6% were the highest in over eight years. Our development and redevelopment pipeline expanded to over 15,000 homes with a budgeted cost exceeding $2.2 billion. We also initiated new value creating initiatives across our investment portfolio, strengthened our balance sheet, and added talent to our team. I’m excited about our future and believe that we’ve set the stage for a successful 2007.”
Fourth Quarter Highlights
•	Recorded total income per occupied home of $915 per month, the highest level in the Company’s 35-year history.

•	Achieved 8.8% same community net operating income growth.

•	Accelerated work in its full scope redevelopment program, which includes 4,060 homes after the completion of a 576-home community in Richmond, Virginia.

•	Added 560 apartment homes to the current development pipeline, which now totals 2,701 homes.

•	Grew the future development pipeline of properties owned by the Company to 3,146 homes, an increase of 991 homes over the prior quarter.

Portfolio Operating Performance and Same Community Results
Fourth Quarter 2006 vs. Fourth Quarter 2005

					Total Same
	Revenue	Expense	NOI	% of Total	Community
Region	Growth	Growth	Growth	Portfolio(a)	Homes

Western	7.3%	-4.1%	13.0%	30%	12,933
Mid-Atlantic	4.5%	1.0%	6.4%	28%	16,535
Southeastern	6.0%	5.4%	6.3%	22%	15,536
Southwestern	3.7%	-3.1%	9.2%	17%	14,007
Midwestern	3.5%	-0.9%	7.1%	3%	2,974
Total	5.4%	-0.2%	8.8%	100%	61,985
(a) Based on YTD 2006 NOI
During the fourth quarter, 61,985 apartment homes, or 88% of total apartment homes, were classified as same community. The Company defines same community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.
Same Community Results, Quarter/Quarter
($ in thousands, except rents & fees and total income per occupied home)

	4th Qtr '06	4th Qtr '05	% Change
Rent and other income	$164,063	$155,659	5.4%
Concessions	2,511	2,744	-8.5%
Bad debt	1,038	691	50.2%
Total Income	160,514	152,224	5.4%
Expenses	57,271	57,372	-0.2%
Net operating income	103,243	94,852	8.8%

Total income per occupied home	$915	$862	6.1%
Rents & fees per occupied home	$875	$828	5.7%
Avg. physical occupancy	94.3%	95.0%	-70 bps
Operating margin	64.3%	62.3%	200 bps
Resident credit loss, % of effective rent	0.7%	0.5%	20 bps
Comparing fourth quarter 2006 to fourth quarter 2005 on a same community basis, 100% of our markets generated positive revenue growth.

Same Community Results, Quarter/Sequential Quarter
($ in thousands, except rents & fees and total income per occupied home)

	4th Qtr '06	3rd Qtr '06	% Change
Rent and other income	$164,063	$163,400	0.4%
Concessions	2,511	2,710	-7.3%
Bad debt	1,038	1,145	-9.3%
Total Income	160,514	159,545	0.6%
Expenses	57,271	57,535	-0.5%
Net operating income	103,243	102,010	1.2%

Rents & fees per occupied home	$875	$868	0.8%
Total income per occupied home	$915	$905	1.1%
Avg. physical occupancy	94.3%	94.8%	-50 bps
Operating margin	64.3%	63.9%	40 bps
Resident credit loss, % of effective rent	0.7%	0.7%	0 bps
Comparing fourth quarter 2006 to third quarter 2006 on a same community basis, revenue increased by 60 basis points, the ninth consecutive quarter of sequential growth.
Development and Redevelopment Summary; Pipeline Totals 15,129 Homes
At the end of 2006, the Company’s combined development and redevelopment pipeline totaled 15,129 homes with a budgeted cost of $2.3 billion. During the quarter, the Company completed development of 438 homes at a cost of $78.2 million and completed redevelopment of 576 homes at a budgeted cost of $20.9 million.
Additions during the fourth quarter include:
•	A joint venture site in the central business district of Bellevue, Washington. This project will include the development of 271 apartment homes, averaging 845 square feet per home, and 48,000 square feet of commercial/retail space. Construction began in the fourth quarter of 2006 and is scheduled for completion in 2008. The Company owns 49% of the project.

•	A pre-sale agreement for development of a 289-home community in Dallas, Texas. Construction will begin in the first quarter of 2007.

•	3.5 acres of land for $16.3 million in Glendale, California, to develop 225 apartment homes.
The Company has 4,060 homes in its full scope redevelopment program, representing a total investment of $357 million. The Company has 2,701 homes under development at a budgeted cost of $551 million. The Company’s future development pipeline totals 8,368 homes at a budgeted cost of $1.3 billion. During 2006, the Company completed new development of over 800 homes.

Full Year Acquisition and Disposition Review
Acquisitions - During 2006, the Company acquired eight apartment communities with 2,763 apartment homes for a total purchase price of $327 million. The acquisitions included 900 homes in California and 305 homes in the Dallas, Uptown/Turtle Creek submarket, as long term holdings. The Company added 546 of the newly acquired homes to its redevelopment pipeline and two communities totaling 1,012 homes, which will be rezoned, to its development pipeline.
In January, the Company closed a joint venture agreement on a recently completed 23-story, 166-apartment home high-rise community in the central business district of Bellevue, Washington. The Company owns 49% of the $58 million project. The homes average 716 square feet and generate average total monthly income of $1,754 per home.
Dispositions - For the full year, the Company sold 24 apartment communities with 7,653 homes for $445 million. The sales included the following:

Location	# of Homes
North Carolina	3,635
Texas	2,078
Memphis, Tennessee	630
Aurora, Colorado	600
Seattle, Washington	518
Mesa, Arizona	192

Total	7,653
The Company exited the Memphis, Tennessee, market and the North Carolina markets of Asheville, Fayetteville and Greensboro during 2006.
During the fourth quarter, the Company sold a 518-apartment home community in Seattle, Washington. The property was acquired in May, 2002 for $36 million and was sold for $58 million, generating an unleveraged IRR of 15%.
In December, the Company sold its wholly owned development in Las Colinas, Texas, for $45 million, realizing an FFO gain of $8.8 million and generating an unleveraged IRR of 15%. The 367-home community was completed in the third quarter of 2006.
In addition to these sales, the Company sold 384 condominiums in its condominium conversion business during 2006 for gross proceeds of $72 million.
Earnings Guidance
The Company believes that financial results for 2007 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities, portfolio repositioning, financing activities, and other factors. The Company’s guidance for first quarter 2007 FFO is $0.36 to $0.41 per share (diluted) and $1.80 to $1.90 per share (diluted) for the full year 2007. All guidance is based on the current expectations and judgment of the Company’s management team.

A reconciliation of the range provided for projected 2007 FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	2007
Funds From Operations (1)	$1.80	$1.90
Conversion to GAAP Share Count (2)	0.10	0.11
Minority Interest of OP Unit Holders (2)	(0.05)	(0.03)
Depreciation (3)	(1.63)	(1.58)
Gains (3)	0.50	0.70
Preferred Dividends	(0.10)	(0.10)

Expected Earnings Per Share	$0.62	$1.00

(1) The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (GAAP)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.
(2) Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.
(3) Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.
New York City Analyst Day Scheduled for Monday, March 19, 2007
Investors and analysts are invited to join Company management at an analyst day beginning at 1:00 PM on March 19, 2007 at the Grand Hyatt Hotel, 109 East 42nd Street, New York, 10017. Guests are encouraged to register online at the investor relations tab of the Company’s website, www.udrt.com.
Supplemental Information
The Company offers Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at:
http://www.udrt.com/resources/files/Investor_Relations/4Q2006.pdf
Conference Call Information

Date:	January 30, 2007
Time:	1:00 p.m. Eastern Time
To Participate in the Telephone Conference Call:
Domestic: 800-218-0204

International: 303-262-2140
If you have any questions, please contact:
Gloria Price: 720-283-6132
E-mail: gprice@udrt.com
Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11078675#
The playback can be accessed through February 6, 2007
Webcast and Podcast:
The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay and downloadable podcast of the call will also be available for 90 days on UDR’s website and also on CCBN’s website.
About United Dominion Realty Trust, Inc.
United Dominion Realty Trust, Inc. (NYSE:UDR) is a leading multi-family real estate investment trust (REIT) with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of December 31, 2006, UDR owned 70,339 apartment homes and had 936 homes under development and another 571 homes under contract for development in its pre-sale program. For over 30 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. An S&P 400 company, UDR is the fourth largest apartment REIT in the nation. Additional information can be found on the Company’s website at www.udrt.com.
Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1
UDR | United Dominion Realty Trust
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In thousands, except per share amounts	2006	2005	2006	2005

Rental income	$180,757	$162,203	$694,473	$621,904

Rental expenses:
Real estate taxes and insurance	21,434	19,319	83,527	74,510
Personnel	17,755	15,956	67,928	62,674
Utilities	10,053	9,902	39,821	36,494
Repair and maintenance	10,567	7,874	40,942	36,595
Administrative and marketing	5,557	5,588	21,348	21,463
Property management	5,054	4,881	20,265	19,309
Other operating expenses	331	308	1,238	1,178

	70,751	63,828	275,069	252,223

Non-property income:
Sale of technology investment	—	—	796	12,306
Sale of unconsolidated joint venture	—	3,823	—	3,823
Other income	437	1,559	2,789	4,535

	437	5,382	3,585	20,664

Other expenses:
Real estate depreciation and amortization	63,782	52,011	235,873	193,517
Interest	44,316	43,457	182,285	162,773
General and administrative	10,216	7,997	31,198	24,819
Loss on early debt retirement	—	—	—	6,662
Other depreciation and amortization	758	687	3,009	2,655

	119,072	104,152	452,365	390,426

Loss before minority interests and discontinued operations	(8,629)	(395)	(29,376)	(81)
Minority interests of outside partnerships	(16)	(18)	(103)	(108)
Minority interests of unitholders in operating partnerships	700	229	2,722	918

Loss before discontinued operations, net of minority interests	(7,945)	(184)	(26,757)	729
Income from discontinued operations, net of minority interests (A)	33,654	72,832	156,012	154,437

Net income	25,709	72,648	129,255	155,166
Distributions to preferred stockholders — Series B	(2,911)	(2,911)	(11,644)	(11,644)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(931)	(3,726)	(3,726)

Net income available to common stockholders	$21,867	$68,806	$113,885	$139,796

Earnings per weighted average common share — basic and diluted:
Loss from continuing operations available to common stockholders, net of minority interests	$(0.09)	$(0.03)	$(0.32)	$(0.11)
Income from discontinued operations, net of minority interests	$0.25	$0.54	$1.17	$1.14
Net income available to common stockholders	$0.16	$0.51	$0.85	$1.03

Common distributions declared per share	$0.3125	$0.3000	$1.2500	$1.2000

Weighted average number of common shares outstanding — basic	133,931	135,875	133,732	136,143
Weighted average number of common shares outstanding — diluted	133,931	135,875	133,732	136,143

(A)	Discontinued operations represents all properties sold since January 1, 2005 and properties that are currently classified as held for disposition at December 31, 2006. Gains on sales are included in discontinued operations.

Attachment 2
UDR | United Dominion Realty Trust
Funds From Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In thousands, except per share amounts	2006	2005	2006	2005

Net income	$25,709	$72,648	$129,255	$155,166

Adjustments:
Distributions to preferred stockholders	(3,842)	(3,842)	(15,370)	(15,370)
Real estate depreciation and amortization	63,782	52,011	235,873	193,517
Minority interests of unitholders in operating partnerships	(700)	(229)	(2,722)	(918)
Real estate depreciation related to unconsolidated entities	—	91	—	311

Discontinued Operations:
Real estate depreciation	—	3,966	7,366	18,907
Minority interests	2,175	4,550	10,082	9,648
Net gains on the sale of land and depreciable property	(34,117)	(73,068)	(148,614)	(139,724)
Net incremental gains on the sale of condominium homes and assets developed for sale	9,493	9,067	28,601	16,717

Funds from operations (“FFO”) — basic	$62,500	$65,194	$244,471	$238,254

Distribution to preferred stockholders — Series E (Convertible)	931	931	3,726	3,726

Funds from operations — diluted	$63,431	$66,125	$248,197	$241,980

Weighted average number of common shares and OP Units outstanding — basic	142,489	144,528	142,426	144,689
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	149,016	149,927	147,981	150,141

FFO per common share — basic	$0.44	$0.45	$1.72	$1.65

FFO per common share — diluted	$0.43	$0.44	$1.68	$1.61

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.
Net incremental gains on the sale of condominium homes and the gains on the disposition of real estate developed for sale are defined as net sales proceeds less a tax provision (based on our annual estimated tax liability which could differ from amounts recorded per GAAP) and the gross investment basis of the asset before accumulated depreciation. We consider FFO with the net incremental gains on the sale of condominium homes to be a meaningful supplemental measure of performance because the short-term use of funds produce a profit which differs from the traditional long-term investment in real estate for REITs.

Attachment 3
UDR | United Dominion Realty Trust
Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
In thousands, except share and per share amounts	2006	2005

ASSETS

Real estate owned:
Real estate held for investment	$5,544,745	$4,931,085
Less: accumulated depreciation	(1,238,192)	(1,000,109)

	4,306,553	3,930,976

Real estate under development
(net of accumulated depreciation of $77 and $140)	180,681	90,769
Real estate held for disposition
(net of accumulated depreciation of $14,808 and $123,580)	56,151	366,850

Total real estate owned, net of accumulated depreciation	4,543,385	4,388,595
Cash and cash equivalents	7,639	15,543
Restricted cash	5,602	4,583
Deferred financing costs, net	35,160	31,036
Notes receivable	16,350	64,805
Other assets	41,418	33,727
Other assets — real estate held for disposition	12,952	3,304

Total assets	$4,662,506	$4,541,593

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$1,182,919	$1,062,526
Secured debt — real estate held for disposition	—	53,733
Unsecured debt	2,155,866	2,043,518
Real estate taxes payable	25,557	22,413
Accrued interest payable	34,347	26,672
Security deposits and prepaid rent	25,249	24,046
Distributions payable	46,936	45,313
Accounts payable, accrued expenses, and other liabilities	52,034	53,162
Other liabilities — real estate held for disposition	6,035	18,667

Total liabilities	3,528,943	3,350,050

Minority interests	77,658	83,819

Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
5,416,009 shares of 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2005)	135,400	135,400
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 shares in 2005)	46,571	46,571
Common stock, $0.01 par value; 250,000,000 shares authorized 135,029,126 shares issued and outstanding (134,012,053 shares in 2005)	1,350	1,340
Additional paid-in capital	1,682,809	1,680,115
Distributions in excess of net income	(810,225)	(755,702)

Total stockholders’ equity	1,055,905	1,107,724

Total liabilities and stockholders’ equity	$4,662,506	$4,541,593